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                            PLAN OF REORGANIZATION

     THIS PLAN OF REORGANIZATION is dated as of May 7, 2001 (the "Plan"), and has been adopted by the board of directors of Strong Equity Funds, Inc., a Wisconsin corporation (the "Corporation") to provide for the reorganization of its Strong Internet Fund (the "Selling Fund") into its Strong Technology 100 Fund (the "Acquiring Fund"). The Selling Fund and the Acquiring Fund are sometimes referred to collectively, as the "Funds" and individually, as a "Fund."

                            PRELIMINARY STATEMENTS

     1. The Selling Fund and the Acquiring Fund are each series of an open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act").

     2. The Board of Directors of the Corporation has determined that the Reorganization (as defined below) is in the best interests of each Fund and that the interests of the existing shareholders of each Fund would not be diluted as a result of the Reorganization.

     3. This Plan is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code").

                                  PROVISIONS

     1. Plan of Reorganization. At the Effective Time (as that term is defined in Section 5 herein), the Selling Fund will assign, deliver and otherwise transfer all of its assets and good and marketable title to the assets, free and clear of all liens, encumbrances and adverse claims except as provided in this Plan, and assign all liabilities to the Acquiring Fund. The Acquiring Fund shall acquire all these assets, and shall assume all these liabilities of the Selling Fund, in exchange for the issuance of shares (both full and fractional) of the Acquiring Fund to the shareholders of the Selling Fund, equivalent in value to the shares of the Selling Fund outstanding immediately prior to the Effective Time. These transactions are collectively referred to as the "Reorganization." The shares of the Acquiring Fund that are issued in exchange for the assets of the Selling Fund are referred to as the "Acquiring Fund Shares," and the shares of the Selling Fund that are held by the holders of such shares at the Effective Time are referred to as the "Selling Fund Shares." The assets and stated liabilities of the Selling Fund shall be exclusively assigned to and assumed by the Acquiring Fund. All debts, liabilities, obligations and duties of the Selling Fund, to the extent that they exist at or after the Effective Time, shall after the Effective Time, attach to the Acquiring Fund and may be enforced against the Acquiring Fund to the same extent as if the same had been incurred by the Acquiring Fund.

     2. Transfer of Assets. The assets of the Selling Fund to be acquired by the Acquiring Fund shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable), goodwill and intangible property, and deferred or prepaid expenses as set
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forth in the Statement of Assets and Liabilities, as well as any claims or rights of action or rights to register shares under applicable securities laws, any books or records of the Selling Fund and other property owned by the Selling Fund at the Effective Time.

     3. Liquidation of the Selling Fund. At the Effective Time, the Selling Fund will liquidate. Each Selling Fund shareholder shall also have the right to receive any dividends or other distributions that were declared prior to the Effective Time, but unpaid at that time, with respect to the Selling Fund Shares that are held by such Selling Fund shareholders at the Effective Time. Contemporaneous with the liquidation of the Selling Fund, each shareholder of the Selling Fund will be issued a number of Acquiring Fund Shares equal in value to the Selling Fund Shares held by that shareholder. This liquidation will be accompanied by the establishment of an open account on the share records of the Acquiring Fund in the name of each shareholder of record of the Selling Fund and representing the respective number of Acquiring Fund Shares due that shareholder. All issued and outstanding shares of the Selling Fund shall then be reclassified by the filing of an amendment (the "Articles Amendment") to the Articles of Incorporation of the Corporation in a form substantially similar to that attached as Annex 1 to this Plan.

     4. Conditions of the Reorganization. Consummation of this Plan is subject to the following conditions:

     (a) Shares to be Issued upon Reorganization. The Acquiring Fund Shares to be issued in connection with the Reorganization (i) have been duly authorized and upon consummation of the Reorganization will be validly issued, fully paid and non-assessable, except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Statutes and (ii) will be duly registered in conformity with applicable federal and state securities laws, and no shareholder of the Acquiring Fund shall have any option, warrant, or preemptive right of subscription or purchase with respect to the Acquiring Fund's Shares.

     (b) Marketable Title to Assets. The Selling Fund will have, at the Effective Time, good and marketable title to, and full right, power and authority to sell, assign, transfer and deliver, the assets to be transferred to the Acquiring Fund. Upon delivery and payment for these assets, the Acquiring Fund will have good and marketable title to the assets without restriction on the transfer of the assets free and clear of all liens, encumbrances and adverse claims.

     (c) Taxes. As of the Effective Time, all federal and other tax returns and reports of each Fund required by law to have been filed shall have been filed, and all other taxes shall have been paid so far as due, or provision shall have been made for the payment of them, and to the best of the Corporation's knowledge, no such return is currently under audit and no assessment has been asserted with respect to any of those returns.

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     (d) The Corporation shall have received an opinion of Godfrey & Kahn, S.C.
based upon customary representations and assumptions, in form reasonably satisfactory to the Corporation and dated as of the Effective Time, to the effect that:

     (1) the shares of the Acquiring Fund issued and outstanding at the Effective Time are duly authorized and validly issued, fully paid and non-assessable by the Corporation, except to the extent provided in
           Section 180.0622(2)(b) of the Wisconsin Statutes;

     (2) the Acquiring Fund Shares to be issued to the Selling Fund, as provided for by this Plan, are duly authorized and upon delivery pursuant to the terms of this Plan, will be validly issued, fully paid, and non-assessable by the Corporation, except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Statutes, and no shareholder of the Acquiring Fund has any option, warrant or preemptive right to subscription or purchase in respect thereof based on a review of the Corporation's Amended and Restated Articles of Incorporation and By-laws and otherwise to such counsel's knowledge;

     (3) the Selling Fund Shares issued and outstanding, at the Effective Time are duly authorized and validly issued, fully paid and non-assessable by the Selling Fund, except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Statutes;

     (4) the Board of Directors of the Corporation has duly authorized the Acquiring Fund and Selling Fund, each as a class of common stock of the Corporation, pursuant to the terms of the Amended and Restated Articles of Incorporation of the Corporation;

     (5) the consummation of the transactions contemplated by this Plan will not, violate the Amended and Restated Articles of Incorporation or Bylaws of the Corporation or any material agreement known to such counsel to which the Corporation, on behalf of either the Acquiring Fund or Selling Fund, is a party or by which it is bound;

     (6) to the knowledge of such counsel no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Corporation of the transactions contemplated by this Plan, except such as have been obtained under the Securities Act of 1933 (the "1933 Act"), state securities laws, the 1940 Act, the rules and regulations under those statutes and such as may be required under state securities laws, rules and regulations; and

     (7) the Acquiring Fund and the Selling Fund are each registered as a series of an investment company under the 1940 Act and such registration with the Securities and Exchange Commission ("SEC") as an investment company or series thereof under the 1940 Act is in full force and effect.

     Such opinion: (a) shall state that while such counsel have not verified, and are not passing

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

upon and do not assume responsibility for, the accuracy, completeness, or fairness of any portion of the Form N-14 Registration Statement relating to the Reorganization or any amendment thereof or supplement thereto, they have generally reviewed and discussed certain information included therein with respect to the Selling Fund with certain officers of the Corporation and that in the course of such review and discussion no facts came to the attention of such counsel which caused them to believe that, on the respective effective or clearance dates of the Form N-14 Registration Statement, and any amendment thereof or supplement thereto, the Form N-14 Registration Statement or any amendment thereof or supplement thereto, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (b) shall state that such counsel does not express any opinion or belief as to the financial statements, other financial data, statistical data, or any information relating to the Selling Fund contained or incorporated by reference in the Form N-14 Registration Statement; and (c) shall state that such opinion is solely for the benefit of the Corporation and its Board of Directors and officers.

     In giving such opinion, Godfrey & Kahn, S.C. may rely upon officers' certificates and certificates of public officials.

     (e) The Corporation shall have received on or before the Effective Time an opinion of Morgan, Lewis & Bockius LLP satisfactory to the Corporation, based upon customary representations and assumptions, substantially to the effect that the Reorganization, as a tax-free reorganization within the meaning of Section 368(a)(1) of the Code, will have the following federal income tax consequences for Selling Fund shareholders, the Selling Fund, and the Acquiring Fund:

     (1) No gain or loss will be recognized by the Selling Fund upon the transfer of its assets in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Selling Fund's stated liabilities;

     (2) No gain or loss will be recognized by the Acquiring Fund on its receipt of the Selling Fund's assets in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Selling Fund's liabilities;

     (3) The basis of the Selling Fund's assets in the Acquiring Fund's hands will be the same as the basis of those assets in the Selling Fund's hands immediately before the Reorganization;

     (4) The Acquiring Fund's holding period for the assets transferred to the Acquiring Fund by the Selling Fund will include the holding period of those assets in the Selling Fund's hands immediately before the Reorganization;

     (5) No gain or loss will be recognized by the Selling Fund on the issuance of Acquiring Fund Shares to the Selling Fund's shareholders in exchange for Selling Fund Shares;

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     (6)    No gain or loss will be recognized by the Selling Fund's
            shareholders as a result of the Selling Fund's distribution of Acquiring Fund Shares to the Selling Fund's shareholders in exchange for the Selling Fund's shareholders' Selling Fund Shares;

     (7) The basis of the Acquiring Fund Shares received by the Selling Fund's shareholders will be the same as the basis of that Selling Fund's shareholders' Selling Fund Shares surrendered in exchange therefor; and

     (8) The holding period of the Acquiring Fund Shares received by the Selling Fund's shareholders will include the Selling Fund's shareholders' holding period for the Selling Fund's shareholders' Selling Fund Shares surrendered in exchange for the Acquiring Fund Shares, provided that the Selling Fund Shares were held as capital assets on the date of the Reorganization.

     (f) This Plan, including the Articles Amendment, and the Reorganization contemplated by this Plan shall have been approved, at an annual or special meeting, by the shareholders of the Acquiring Fund and Selling Fund in a manner consistent with the requirements under the Wisconsin Statutes.

     (g) The Board of Directors of the Corporation, at a meeting duly called for such purpose, shall have authorized the issuance by the Acquiring Fund of Acquiring Fund Shares at the Effective Time in exchange for the assets of the Selling Fund pursuant to the terms and provisions of this Plan.

     (h) The Corporation will not take any action or cause any action to be taken that is inconsistent with the treatment of the Reorganization as a reorganization within the meaning of Section 368(a) of the Code or results in the failure of the transaction to qualify as a reorganization with the meaning of Section 368(a) of the Code. At or prior to the Effective Time, the Corporation will take such action, or cause such action to be taken, as is reasonably necessary to enable Morgan, Lewis & Bockius LLP to deliver the tax opinion contemplated in this Plan.

     5. Effective Time of the Reorganization. The exchange of the Selling Fund's assets for the corresponding issuance Acquiring Fund Shares shall be effective at 5:00 p.m., Central Time on August 31, 2001, or at such other time and date as fixed by the Board of Directors or any duly authorized officer of the Corporation (the "Effective Time").

     6. Termination. This Plan and the transactions contemplated by this Plan may be terminated and abandoned by resolution of the Board of Directors of the Corporation, or at the discretion of any duly authorized officer of the Corporation, at any time prior to the Effective Time, if circumstances should develop that, in the opinion of such Board or officer, make proceeding with the Plan inadvisable. In the event of any such termination, there shall be no liability for damages on the part

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of the Acquiring Fund, the Selling Fund or the Corporation, or the Corporation's
Board of Directors or officers.

     7. Amendment and Waiver. This Plan may be amended, modified or supplemented at any time (to the fullest extent permitted by law) upon authorization by the Board of Directors, with or without shareholder approval; provided, that no amendment may have the effect of changing the provisions for determining the number or value of Acquiring Fund Shares to be paid to the Selling Fund's shareholders under this Plan to the detriment of the Selling Fund's shareholders without their further approval. The Board of Directors or any duly authorized officer of the Corporation, may waive any condition to the consummation of this Plan if, in its or such officer's judgment, such waiver will not have a material adverse effect on the interests of the shareholders of the Acquiring Fund or the shareholders of the Selling Fund.

     8. Fees and Expenses. Each Fund shall be solely liable for its own expenses incurred in connection with entering into and carrying out the transactions contemplated by this Plan, whether or not the transactions contemplated hereby are consummated.

     9. Governing Law. This Plan shall be governed and construed in accordance with the laws of the State of Wisconsin.

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

                                                                         Annex 1
                                                                         -------

   To Be Effective Upon Filing With The Department Of Financial Institutions

                    AMENDMENT TO ARTICLES OF INCORPORATION

                                      OF

                           STRONG EQUITY FUNDS, INC.

     The undersigned Vice President and Assistant Secretary of Strong Equity Funds, Inc. (the "Corporation"), hereby certifies that, in accordance with
Section 180.1003 of the Wisconsin Statutes, the following Amendment was duly adopted by the Board of Directors of the Corporation on May 4, 2001 and subsequently approved by its shareholders at a meeting held on July 20, 2001 in order to terminate the outstanding shares of the Strong Internet Fund in connection with a reorganization effected pursuant to a Plan of Reorganization (the "Plan").

        1. Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

              "A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

         Class                                      Series        Authorized Number of Shares
         -----                                      ------        ---------------------------
         Strong Advisor Mid Cap Growth Fund         Class A       Indefinite
                                                    Class B       Indefinite
                                                    Class C       Indefinite
                                                    Class L       Indefinite
                                                    Class Z       Indefinite
         Strong Advisor Small Cap Value Fund        Class A       Indefinite
                                                    Class B       Indefinite
                                                    Class C       Indefinite
                                                    Class L       Indefinite
                                                    Class Z       Indefinite
         Strong Dow 30 Value Fund                   Investor      Indefinite
         Strong Enterprise Fund                     Investor      Indefinite
                                                    Advisor       Indefinite

         Strong Growth Fund                         Investor      Indefinite
                                                    Advisor       Indefinite
                                                    Institutional Indefinite

         Strong Growth 20 Fund                      Investor      Indefinite
                                                    Advisor       Indefinite

         Strong Index 500 Fund                      Investor      Indefinite
         Strong Mid Cap Disciplined Fund            Investor      Indefinite

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

        Strong Strategic Growth Fund               Investor      Indefinite
        Strong Technology 100 Fund                 Investor      Indefinite
        Strong U.S. Emerging Growth Fund           Investor      Indefinite
        Strong Value Fund                          Investor      Indefinite"

        2. Article IV is hereby amended by adding a new paragraph, labeled Paragraph J, and inserting the following language:

               "J. At the Effective Time (as defined in the Plan), each outstanding share of Common Stock of the Strong Internet Fund shall be deemed canceled and restored to the status of authorized but unissued shares, and shall be automatically converted into the right to receive Acquiring Fund Shares (as defined in the Plan) in accordance with the terms of the Plan. Certificates representing shares of the Strong Internet Fund shall be surrendered at the time and in the manner set forth in the Plan. Any such certificates that remain outstanding after the Effective Time shall be deemed to be automatically canceled, and shares represented by such certificates shall be restored to the status of authorized but unissued shares, and shall be automatically converted as noted above."

               Executed in duplicate this ____ day of July, 2001.


                                    STRONG EQUITY FUNDS, INC.



                                    By:_______________________________
                                          Cathleen A. Ebacher
                                          Vice President and Assistant Secretary


This instrument was drafted by

Kerry A. Jung
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051

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